UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Converted Organics ("the Company") has negotiated settlements with three of four prime vendors who had filed liens on the Company's Woodbridge New Jersey Plant ("the Plant") for past due amounts as detailed below:

1) On June 17, 2009, the Company entered into a 24 month note with SNC-Lavalin Project Services, Inc. ("SNC-Lavalin") for $888,000. The terms of the Note require a $100,000 down payment, interest only for six months and the remaining principal balance to be repaid in 18 monthly installments of $43,777.77 commencing January 16, 2010. The Note has a stated interest rate of 6% for the first six months and 0% for months seven through twenty four. SNC-Lavalin's lien will be released upon full and final payment of the Note.

2) On June 19, 2009, the Company entered into a 24 month note with Hatzel & Buehler, Inc. ("Hatzel & Buehler") for $620,235. The terms of the Note require a $65,560 down payment, interest only for six months and the remaining principal and interest balance to be repaid in 18 monthly installments of $32,299.69 commencing February 1, 2009. The Note has a stated interest rate of 6% for the entire 24 month term. Hatzel & Buehler's lien will be released upon full and final payment of the Note.

3) The Company entered into a cash settlement with Flemington Instrument Company, Inc. ("Flemington") whereby Flemington agreed to release its Lien.

The Company has not been able to negotiate a settlement with the fourth contractor who has filed a Lien Claim Foreclosure Complaint to enforce its Lien (see Section 8.01 of this Form 8K).

Item 8.01 Other Events.

Armistead Mechanical, Inc. ("Armistead") previously filed a construction lien on Converted Organics’ Woodbridge Facility. On June 17, 2009, the Company received notice that Armistead had filed a Lien Claim Foreclosure Complaint ("the Complaint") in the Superior Court of New Jersey, Law Division, Middlesex County, Docket # MID-L-4504-09. The Complaint alleges that $2,379,125.60 is owed and past due. Armistead alleges that the Company breached its contract with Armistead by failing to pay the outstanding balance within a reasonable period of time and that the Company has been unjustly enriched and has breached the implied covenant of good faith and fair dealing in connection with the failure to pay the past due amount. The Company has 35 days from the filing date of the Complaint to respond. Presently, and during that time period, the Company is negotiating with Armistead to attempt to resolve the matter. At the same time, the Company has retained counsel to prepare its response to the Complaint.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

June 23, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO